UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
_________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 22, 2014
CORPORATE OFFICE PROPERTIES TRUST
CORPORATE OFFICE PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Corporate Office Properties Trust	Maryland	1-14023	23-2947217
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

Corporate Office Properties, L.P.	Delaware	333-189188	23-2930022
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Trustees (the “Board”) of Corporate Office Properties Trust (the “Company”), a Maryland real estate investment trust, has adopted a resolution to opt out of Section 3-803 of the Maryland General Corporation Law, which permits the board of trustees of a Maryland real estate investment trust to elect to divide its board into classes. The Board resolution is irrevocable unless it is first approved by the shareholders of the Company by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees. On September 22, 2014, the Company filed the Articles Supplementary, attached hereto as Exhibit 3.1, to the charter of the Company with the State Department of Assessments and Taxation of Maryland.

The description set forth above is only a summary of the Articles Supplementary and is qualified in its entirety by reference to the text of the Articles Supplementary, which is attached as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01    Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired
None
(b)    Pro Forma Financial Information
None
(c)    Shell Company Transactions
None
(d)    Exhibits

Exhibit Number	Exhibit Title
3.1	Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on September 22, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	CORPORATE OFFICE PROPERTIES TRUST		CORPORATE OFFICE PROPERTIES, L.P.
By: Corporate Office Properties Trust,
its General Partner

	/s/ Stephen E. Riffee		/s/ Stephen E. Riffee
	Stephen E. Riffee		Stephen E. Riffee
	Executive Vice President and Chief Financial Officer		Executive Vice President and Chief Financial Officer

Dated:	September 24, 2014	Dated:	September 24, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1	Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on September 22, 2014